Exhibit 99.1

CONTACT:	-OR-	TRBR INVESTOR RELATIONS COUNSEL:
Trailer Bridge, Inc.		The Equity Group Inc.
Ivy Barton Suter		www.theequitygroup.com
Chief Executive Officer		Adam Prior (212) 836-9606
(800) 554 -1589
www.trailerbridge.com

FOR IMMEDIATE RELEASE

TRAILER BRIDGE REPORTS SECOND QUARTER AND YEAR TO DATE

UNAUDITED 2010 FINANCIAL RESULTS

Company to Hold Conference Call on Thursday August 12, 2010, at 1:00 PM ET

2010 Second Quarter Financial Highlights

•	Revenue increased 13.5% to $31.7 million, on strong volume gains

•	Operating income increased 5.7% to $3.4 million

•	EBITDA rose 3.7% to $5.0 million

•	Net income improved 36.7% to $0.9 million, or $0.07 per diluted share

Jacksonville, FL – August 11, 2010 — Trailer Bridge, Inc. (NASDAQ Global Market: TRBR) today reported unaudited financial results for the second quarter ended June 30, 2010 (see attached tables). The Company reported operating income of $3.4 million in the second quarter of 2010, a 5.7% increase compared to operating income of $3.2 million in the second quarter of 2009. Net income for the second quarter of 2010 improved by $0.2 million to $0.9 million, or $0.07 per basic and diluted share, compared to $0.7 million, or $0.06 per basic and $0.05 per diluted share, in the prior-year period. EBITDA for the second quarter of 2010 was $5.0 million, a 3.7% improvement from $4.8 million in the prior-year period. Adjusted EBITDA, as detailed in the accompanying table, was $5.3 million in the second quarter of 2010.

The Company reported revenue of $31.7 million during the quarter, up 13.5% from the prior year period and up 9.8% sequentially. Excluding the effect of fuel surcharges, revenue increased by 9.0% from the prior year period and 8.9% from the first quarter of 2010.

Ivy Suter, Trailer Bridge’s Chief Executive Officer, said, “We continued to maintain strong capacity utilization for our vessels in liner service. The combination of Puerto Rico and Dominican Republic freight worked to maintain high capacity utilization southbound for our deployed vessels. There is additional growth potential southbound utilizing our current deployed capacity and significant growth opportunity northbound out of both Puerto Rico and the Dominican Republic. Our value proposition to shippers combined with our dependable operating performance has been rewarded with volume growth. Now our dual focus on yield management and operational excellence will provide enhanced value to our shareholders over both the short and long term. Our liquidity remains strong as our cash balance continued to build and we reduced our net debt $8.2 million during the last twelve months.”

Trailer Bridge, Inc.	Page 2
August 11, 2010

The Company’s deployed vessel capacity utilization during the second quarter was 100.1% southbound and 29.5% northbound, compared to 82.8% and 31.4%, respectively, during the second quarter of 2009, and 96.5% and 30.2%, respectively, sequentially from the first quarter of 2010. Overall volume southbound increased 8.4% from the first quarter of 2010 and increased 19.8% from the same quarter last year.

Year-to-Date Comparison

The Company reported operating income of $5.6 million for the first six months of 2010 compared to operating income of $5.0 million for same period in the prior year, and net income of $0.6 million, or $0.05 per basic and diluted share, for the first six months of 2010 compared to a net loss of $0.1 million, or $0.01 per basic and diluted share, for the same period in the prior year. The $0.6 million in net income is after $0.5 million in legal and related expenses in connection with the ongoing Department of Justice investigation. EBITDA for the six months ended June 30, 2010 was $8.7 million, a 7.3% improvement from $8.1 million for the same period in the prior year. Adjusted EBITDA, as detailed in the accompanying table, was $9.7 million for both the six months ended June 30, 2010 and 2009.

The Company reported revenue of $60.5 million during the first six months of 2010, up 13.6% from the prior year period. Excluding the effect of fuel surcharges, revenue increased by 10.2% from the prior year period.

Financial Position

At June 30, 2010, the Company had cash balances of $12.1 million and working capital of $14.1 million. The Company has no outstanding amount on its $10.0 million revolving credit facility, and, based upon eligible receivables, currently has $8.4 million of availability under this facility. During the three months ended June 30, 2010, net cash from operating activities was $5.0 million. Trailer Bridge’s net debt to adjusted EBITDA ratio improved to 3.9x at June 30, 2010, from 4.8x at June 30, 2009.

Conference Call

The Company will discuss these results in a conference call on Thursday, August 12, 2010, at 1:00 PM ET. The dial-in numbers are (888) 737-9834 (US) and (706) 643-9215 (International). To listen to the live webcast, please go to www.trailerbridge.com and click on the conference call link, or go directly to:

http://investor.shareholder.com/media/eventdetail.cfm?mediaid=43756&c=TRBR&mediakey=1BAC95EB5A585EFF673EE644BCB0640C&e=0.

The webcast will be archived and accessible for approximately 30 days if you are unable to listen to the live call.

Trailer Bridge provides integrated trucking and marine freight service to and from all points in the lower 48 states and Puerto Rico and Dominican Republic, bringing efficiency, service, security and environmental and safety benefits to domestic cargo in that traffic lane. This total transportation system utilizes its own trucks, drivers, trailers, containers and U.S. flag vessels to link the mainland with Puerto Rico via marine facilities in Jacksonville, San Juan and Puerto Plata. Additional information on Trailer Bridge is available at the www.trailerbridge.com website.

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters discussed in this press release include statements regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to the future operating performance of the Company and its asset utilization. Investors are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward looking statements as a result of various factors. Without limitation, these risks and uncertainties include the risks of changes in demand for transportation services offered by the Company, changes in rate levels for transportation services offered by the Company, changes in the cost of fuel, unfavorable outcomes from the United States Department of Justice (“DOJ”) investigation and related class actions, economic recessions and severe weather as well as the ability to retain and/or attract the necessary personnel and maintain necessary vendor relationships.

(Tables to Follow)

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Trailer Bridge, Inc.	Page 3
August 11, 2010

TRAILER BRIDGE, INC.

CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
OPERATING REVENUES	$31,656,653	$27,900,812	$60,501,618	$53,241,727
OPERATING EXPENSES:
Salaries, wages, and benefits	4,174,077	4,295,296	8,213,832	8,501,094
Purchased transportation and other rent	7,890,464	6,244,033	15,065,666	11,907,007
Fuel	4,406,820	3,342,625	8,700,474	6,679,894
Operating and maintenance (exclusive of depreciation & dry-docking shown separately below)	7,590,395	5,978,424	14,148,476	11,727,814
Dry-docking	—	324,935	—	656,215
Taxes and licenses	136,645	151,548	315,469	314,780
Insurance and claims	797,625	765,763	1,569,557	1,573,804
Communications and utilities	177,754	167,125	349,543	367,868
Depreciation and amortization	1,552,360	1,560,377	3,093,103	3,113,503
Loss on sale of property and equipment	4,852	33,916	26,196	27,644
Other operating expenses	1,534,839	1,828,887	3,397,772	3,362,615

	28,265,831	24,692,929	54,880,088	48,232,238

OPERATING INCOME	3,390,822	3,207,883	5,621,530	5,009,489

NONOPERATING (EXPENSE) INCOME:
Interest expense	(2,490,697)	(2,576,463)	(5,025,888)	(5,219,299)
Interest income	4,537	31,816	8,923	111,555

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	904,662	663,236	604,565	(98,255)

PROVISION FOR INCOME TAXES	(7,200)	(6,543)	(14,670)	(13,087)

NET INCOME (LOSS)	$897,462	$656,693	$589,895	$(111,342)

PER SHARE AMOUNTS:

NET INCOME (LOSS) PER SHARE BASIC	$0.07	$0.06	$0.05	$(0.01)

NET INCOME (LOSS) PER SHARE DILUTED	$0.07	$0.05	$0.05	$(0.01)

WEIGHTED AVERAGE
SHARES OUTSTANDING BASIC	12,044,398	11,875,011	12,029,093	11,863,148

SHARES OUTSTANDING DILUTED	12,106,947	11,954,356	12,126,238	11,863,148

Trailer Bridge, Inc.	Page 4
August 11, 2010

TRAILER BRIDGE, INC.

CONDENSED BALANCE SHEETS

	June 30, 2010	December 31, 2009
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$12,082,745	$10,987,379
Trade receivables, less allowance for doubtful accounts of $435,823 and $441,985	15,367,176	12,814,741
Prepaid and other current assets	1,688,509	2,444,337
Deferred income taxes, net	278,856	278,856

Total current assets	29,417,286	26,525,313

Property and equipment, net	82,761,317	84,891,922
Reserve fund for long-term debt	4,631,721	4,237,385
Other assets	2,380,334	2,862,911

TOTAL ASSETS	$119,190,658	$118,517,531

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$6,499,937	$3,088,124
Accrued liabilities	5,010,220	6,458,760
Unearned revenue	884,134	611,147
Current portion of long-term debt	2,874,700	3,874,700

Total current liabilities	15,268,991	14,032,731

Other accrued liabilities	—	55,556
Long-term debt, less current portion	101,733,177	103,170,528

TOTAL LIABILITIES	117,002,168	117,258,815

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.01 par value, 1,000,000, shares authorized; no shares issued or outstanding	—	—
Common stock, $.01 par value, 20,000,000 shares authorized; 12,100,987 and 12,031,707 shares issued; 12,031,939 and 11,992,534 shares outstanding at June 30, 2010 and December 31, 2009, respectively	121,010	120,317
Treasury stock, at cost, 69,048 and 39,173 shares at June 30, 2010 and December 31, 2009, respectively	(263,391)	(156,692)
Additional paid-in capital	54,156,968	53,711,081
Capital deficit	(51,826,097)	(52,415,990)

TOTAL STOCKHOLDERS’ EQUITY	2,188,490	1,258,716

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$119,190,658	$118,517,531

Trailer Bridge, Inc.	Page 5
August 11, 2010

TRAILER BRIDGE, INC.

CONDENSED STATEMENTS OF CASH FLOWS

SIX MONTHS ENDED JUNE 30,

(unaudited)

	2010	2009
Operating activities:
Net income (loss)	$589,895	$(111,342)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,093,103	3,113,503
Amortization of loan costs	456,794	407,302
Non-cash stock compensation expense	452,143	194,845
Provision for doubtful accounts	347,325	461,480
Loss on sale of property and equipment	26,196	27,644
(Increase) decrease in:
Trade receivables	(2,899,760)	3,595,626
Prepaid and other current assets	755,827	(749,897)
Other assets	5,375	(169,480)
Increase (decrease) in:
Accounts payable	3,411,814	392,406
Accrued liabilities	(1,487,655)	(2,034,104)
Unearned revenue	272,987	73,842

Net cash provided by operating activities	5,024,044	5,201,825

Investing activities:
Purchases of property and equipment	(1,024,661)	(1,734,757)
Proceeds from sale of property and equipment	48,038	23,818
Additions to other assets	(385,999)	—

Net cash used in investing activities	(1,362,622)	(1,710,939)

Financing activities:
Principal payments on notes payable	(2,453,795)	(1,437,350)
Purchase of treasury stock	(106,699)	—
Exercise of stock options	(5,562)	(58,595)

Net cash used in financing activities	(2,566,056)	(1,495,945)

Net increase in cash and cash equivalents	1,095,366	1,994,941
Cash and cash equivalents, beginning of the period	10,987,379	7,216,283

Cash and cash equivalents, end of period	$12,082,745	$9,211,224

Supplemental cash flow information:
Cash paid for interest	$5,081,979	$5,246,841

Trailer Bridge, Inc.	Page 6
August 11, 2010

TRAILER BRIDGE, INC.

RECONCILIATION OF GAAP NET INCOME, TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION &

AMORTIZATION; AND ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION &

AMORTIZATION (1)

	Three months ended June 30, 2010	Three months ended June 30, 2009	Six months ended June 30, 2010	Six months ended June 30, 2009

GAAP, Net income	$897,462	$656,963	$589,895	$(111,342)
Net interest expense	2,486,160	2,544,647	5,016,965	5,107,744
Provision for income taxes	7,200	6,543	14,670	13,087
Depreciation and amortization	1,552,360	1,560,377	3,093,103	3,113,503

Non-GAAP, EBITDA	$4,943,182	$4,768,530	$8,714,633	$8,122,992

Adjustments:
Stock compensation	226,071	104,922	452,143	194,845
Anti-trust related legal expense	145,529	395,609	525,431	692,387
Loss on asset sales	4,852	33,916	26,196	27,644
Dry-docking	—	324,935	—	656,215

Total Adjustments	376,452	859,382	1,003,770	1,571,091

Non-GAAP, Adjusted EBITDA	$5,319,634	$5,627,912	$9,718,403	$9,694,083

Other financial measures:
EBITDA margin	15.6%	17.1%	14.4%	15.3%
Adjusted EBITDA margin	16.8%	20.2%	16.1%	18.2%
Net debt to adjusted EBITDA	3.9x	4.8x	3.9x	4.8x
Adjusted EBITDA to interest expense	2.1x	2.2x	1.9x	1.9x

Use of Non-GAAP measures

(1) The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). The Company also believes that the presentation of certain non-GAAP measures, i.e., results excluding certain costs and expenses, provides useful information for the understanding of its ongoing operations and enables investors to focus on comparisons of operating performance from period to period without the impact of significant special items. Non-GAAP measures are reconciled in the accompanying financial table. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for the Company’s reported GAAP results.

Adjusted EBITDA is calculated by adding back legal expenses associated with the anti-trust litigation, dry-docking, non-cash compensation charges, and loss/gain on asset sales. Adjusted EBITDA was calculated on a twelve month trailing rate for purposes of calculating net debt to adjusted EBITDA.